Exhibit 99.1

FOR IMMEDIATE RELEASE:

MASON INDUSTRIAL TECHNOLOGY, INC. ANNOUNCES THE

SEPARATE TRADING OF ITS CLASS A COMMON STOCK AND WARRANTS, COMMENCING ON OR ABOUT MARCH 22, 2021

New York, NY (March 18, 2021) – Mason Industrial Technology, Inc. (the “Company”) announced that commencing on or about March 22, 2021, the holders of the units sold in the Company’s initial public offering of 50,000,000 units may elect to separately trade shares of the Company’s Class A common stock and warrants included in the units. Class A common stock and warrants that are separated will trade on the New York Stock Exchange under the symbols “MIT” and “MIT.W,” respectively. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “MIT.U.” No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Company is sponsored by Mason Industrial Sponsor, LLC, an affiliate of Mason Capital Management LLC, a New York based hedge fund active in public company, private company, event-driven, credit, shareholder activism and distressed investments. The Company was formed for the purpose of executing a business combination in the industrial technology, advanced materials or specialty chemicals industries.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements inherently involve risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Gasthalter & Co.

Jonathan Gasthalter

(212) 257-4170